EXHIBIT 32.1

CERTIFICATION

        The undersigned certifies pursuant to 18 U.S.C. § 1350, that:

(1)	The accompanying Report on Form 10Q fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATED:	January 12, 2004	/s/ Frederick M. Green

Frederick M. Green, President Chief Executive Officer and Chairman
DATED:	January 12, 2004	/s/ Donald L. Henry

Donald L. Henry Chief Financial Officer